UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

In the Proxy Statement provided to shareholders in connection with Invesco Ltd.’s (the "Company") Annual General Meeting of Shareholders, held on May 26, 2011 (the "AGM"), the Board of Directors (the “Board”) recommended that shareholders vote, on an advisory (non-binding) basis, in favor of an annual frequency for future "say-on-pay" votes. Say-on-pay votes are periodic advisory (non-binding) shareholder votes to approve the compensation paid to the Company's named executive officers as disclosed in the Company's proxy statements, and are required under Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

At the AGM, a majority of the shares cast on the matter voted in favor of an annual frequency for say-on-pay votes. After consideration of these voting results and other factors, and consistent with the previous recommendation of the Board, on July 13, 2011 the Board approved an annual frequency for future say-on-pay votes. As a result, the Company plans to conduct a say-on-pay vote each year through 2017, when the next shareholder vote on the frequency of say-on-pay votes is required under the Exchange Act, or until the Board otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders.

The results of the shareholder votes at the AGM were disclosed by the Company on a Current Report on Form 8-K filed on May 27, 2011 (the "Original Report"). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Board's decision on the frequency of future say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Kevin M. Carome
Senior Managing Director and
General Counsel

Date:  July 15, 2011